FOR IMMEDIATE RELEASE	CONTACT: Martin S. Hughes
Redwood Trust, Inc.	(415) 380-3455
Wednesday, August 8, 2007

REDWOOD TRUST REPORTS
SECOND QUARTER 2007 RESULTS AND UPDATES LIQUIDITY

MILL VALLEY, California - August 8, 2007 - Redwood Trust, Inc. (NYSE: RWT) today reported GAAP earnings of $11 million ($0.41 per share) for the second quarter of 2007.  In the previous quarter, GAAP earnings were $18 million ($0.66 per share). In the second quarter of 2006, GAAP earnings were $31 million ($1.20 per share).

Our core earnings for the second quarter were $38 million ($1.35 per share).  Core earnings for the first quarter of 2007 were $30 million ($1.08 per share). Core earnings for the second quarter of 2006 were $25 million ($0.97 per share). Core earnings excludes gains from asset sales, calls, and fair market value changes that are included in earnings reported for GAAP purposes, and certain one-time income or expense items that are not likely to occur in the future. A reconciliation of core to GAAP earnings appears in the table below. We believe core earnings can be a meaningful measure of Redwood’s financial performance in addition to reported GAAP results because core earnings highlights that portion of our reported earnings that is more likely to be ongoing in nature.

“Despite the ongoing turmoil in real estate markets, Redwood Trust has again produced decent overall results this quarter,” said Doug Hansen, Redwood’s President.  “The vast majority of our credit-sensitive assets are performing well. Our balance sheet is strong with a relatively low amount of recourse debt. We have had no liquidity issues and we currently have over $200 million of excess capital. Net interest income and core income were strong, as were taxable income results.  Declining fair market values of assets reduced our headline GAAP earnings number and our reported book value.”

The largest factor in the decline of GAAP net income from a year ago was a $26 million increase in negative unrealized mark-to-market asset valuation adjustments, reflecting the overall market decline in prices for real estate securities that occurred during the second quarter.

We gave a liquidity update in a press release dated August 1, 2007. Our liquidity position continues to be strong. As of August 7, 2007, we had $231 million of unrestricted cash. In addition, we had $189 million principal value of unsecuritized prime residential whole loans and $330 million principal value of AAA-rated prime residential securities. We believe the current fair market values for these portfolios equal 95% to 100% of their principal value. We also own other securities that are rated below AAA that are currently funded with equity and are unencumbered. These include a portion of our residential and commercial credit-enhancement securities portfolios and retained assets from our Sequoia and Acacia securitizations. Total short-term borrowings as of August 7, 2007 were $472 million. On August 3, 2007, we sold for future settlement $39.5 million of the $330 million principal value of AAA-rated securities for a price of 99.43% of principal value for proceeds of $39.3 million. This transaction will settle on August 30, 2007. We will likely use the cash from this transaction to further reduce debt and increase our ability to buy high-yield assets in the future.

We believe we have the cash resources and collateral availability to sustain us through the current market liquidity crisis. Although we believe it is unlikely, if short-term borrowings were to become completely unavailable, we may need to sell additional assets at a time when prices are low.

Additional Information

Additional information on Redwood’s GAAP results is available in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2007 which was filed today with the Securities and Exchange Commission.  Today Redwood also released its “Redwood Review,” covering the second quarter of 2007.  The Redwood Review contains a discussion of second quarter activity, taxable income and other non-GAAP performance measures, and a review of Redwood’s business and outlook.  The company’s 10-Q and the Redwood Review are available on its website: www.redwoodtrust.com.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words "anticipated," "estimated," "should," "expect," "believe," "intend," and similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our 2006 Annual Report on Form 10-K under Item 1A "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by us with the Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K. Important factors that may impact our actual results include changes in interest rates and fair market values; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the level of liquidity in the capital markets as it affects our ability to finance our real estate asset portfolio; and other factors not presently identified. In light of these risks, uncertainties, and assumptions, the forward-looking events mentioned in, discussed in, or incorporated by reference into this press release might not occur. Accordingly, our actual results may differ from our current expectations, estimates, and projections. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
CONSOLIDATED INCOME STATEMENT	2007	2007	2006	2006	2006

Interest income	$220	$215	$218	$224	$218
Interest expense	(166)	(168)	(173)	(175)	(174)
Net interest income	$54	$47	$45	$49	$44

Operating expenses	($13)	($16)	($14)	($13)	($16)
Severance expense	─	(2)	─	─	─
Gains on sale and calls, net	2	1	7	5	9
Valuation adjustments	(29)	(10)	(1)	(5)	(3)
Provision for income taxes	(3)	(2)	(1)	(4)	(3)
GAAP earnings	$11	$18	$36	$32	$31

Less: severance expense (1)	─	2	─	─	─
Less: gains on sales and calls, net	(2)	(1)	(7)	(5)	(9)
Less: valuation adjustments	29	10	1	5	3
Core earnings (2)	$38	$30	$30	$32	$25

Average diluted shares (thousands)	28,165	27,684	27,122	26,625	26,109

GAAP earnings per share (diluted)	$0.41	$0.66	$1.32	$1.22	$1.20

Core earnings per share (diluted) (2)	$1.35	$1.08	$1.12	$1.20	$0.97

Regular dividends per share	$0.75	$0.75	$0.70	$0.70	$0.70
Special dividends per share	─	─	3.00	─	─
Total dividends per share	$0.75	$0.75	$3.70	$0.70	$0.70

(1)	Cost associated with re-alignment of senior management in our commercial operations.

(2)
Core earnings are not a measure of earnings in accordance with GAAP.  We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature or that relate to the past rather than the future, so that the underlying on-going “core” trend of earnings is clearer, at least in certain respects.  We exclude gains (and losses) on sales and calls.  We sell assets from time to time as part of our on-going portfolio management activities.  These occasional sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings.  Similarly, we exclude gains from calls of securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure some underlying income generation trends. GAAP earnings also include valuation adjustments for certain of our assets and interest rate agreements.  These are unrealized fair market value fluctuations - we exclude them from core earnings. Management believes that core earnings provide relevant and useful information regarding results from operations in addition to GAAP measures of performance.  This is, in part, because market valuation adjustments on only a portion of the company’s assets and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in fair market values on the balance sheet as a whole or a reliable guide to current operating performance.  Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on going earnings from operations.  Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies. Core earnings may not foot from GAAP earnings due to rounding to millions of dollars.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

CONSOLIDATED INCOME STATEMENT
	Six Months 2007	Six Months 2006
Interest income	$435	$444
Interest expense	(334)	(354)
Net interest income	$101	$90

Operating expenses	($29)	($29)
Severance expense	(2)	─
Gains on sale and calls, net	3	10
Valuation adjustments	(39)	(6)
Provision for income taxes	(5)	(6)
GAAP earnings	$29	$59

Less: severance expense (1)	2	─
Less: gains on sales and calls, net	(3)	(10)
Less: valuation adjustments	39	6
Core earnings (2)	$68	$55

Average diluted shares (thousands)	27,918	25,910

GAAP earnings per share (diluted)	$1.06	$2.29

Core earnings per share (diluted) (2)	$2.43	$2.13

Regular dividends per share	$1.50	$1.40
Special dividends per share	─	─
Total dividends per share	$1.50	$1.40

(1)	Cost associated with re-alignment of senior management in our commercial operations.

(2)
Core earnings are not a measure of earnings in accordance with GAAP.  We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature or that relate to the past rather than the future, so that the underlying on-going “core” trend of earnings is clearer, at least in certain respects.  We exclude gains (and losses) on sales and calls.  We sell assets from time to time as part of our on-going portfolio management activities.  These occasional sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings.  Similarly, we exclude gains from calls of securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure some underlying income generation trends. GAAP earnings also include valuation adjustments for certain of our assets and interest rate agreements.  These are unrealized fair market value fluctuations - we exclude them from core earnings. Management believes that core earnings provide relevant and useful information regarding results from operations in addition to GAAP measures of performance.  This is, in part, because market valuation adjustments on only a portion of the company’s assets and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in fair market values on the balance sheet as a whole or a reliable guide to current operating performance.  Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on going earnings from operations.  Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies. Core earnings may not foot from GAAP earnings due to rounding to millions of dollars.

REDWOOD TRUST, INC.
(All dollars in millions, except share data)

	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
CONSOLIDATED BALANCE SHEET	2007	2007	2006	2006	2006

Real estate loans	$8,377	$8,706	$9,352	$9,875	$10,491
Real estate securities	3,726	3,601	3,233	2,912	2,661
Other real estate investments	34	50	─	─	─
Non-real estate investments	80	─	─	─	─
Cash and cash equivalents	83	92	168	113	106
Other assets	381	498	277	300	272
Total consolidated assets	$12,681	$12,947	$13,030	$13,200	$13,530

Redwood debt	$849	$1,880	$1,856	$510	$529
Asset-back securities issued	10,675	9,947	9,979	11,554	11,898
Other liabilities	131	96	92	93	99
Subordinated notes	150	100	100	─	─
Equity	876	924	1,003	1,043	1,004
Total liabilities and equity	$12,681	$12,947	$13,030	$13,200	$13,530

Shares outstanding at period end (thousands)	27,816	27,129	26,733	26,053	25,668
GAAP equity (GAAP book value) per share	$31.50	$34.06	$37.51	$40.02	$39.13